Exhibit 10.4

                              SECOND AMENDMENT
                                  TO THE
                HANNAFORD SOUTHEAST SAVINGS AND INVESTMENT PLAN

    The Hannaford Southeast Savings and Investment Plan (the "Plan"), was last amended and restated effective generally July 1, 1995, and has been further amended by a First Amendment effective generally July 1, 1995. The Plan is hereby further amended in the following respects.

    1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

    2.  Section 11.4 is hereby deleted, and existing Sections 11.5 through
 11.8 are hereby redesignated as Sections 11.4 through 11.7.

   3. Section 11.4 (as redesignated herein) is hereby amended to read as follows:

       "11.4 INVESTMENT OF CONTRIBUTIONS. Each Participant may direct that contributions made on his or her behalf shall be invested in any one or more of the Investment Funds, provided the percentage of contributions to be invested in any Investment Fund must be one percent (1%), or any multiple thereof. An investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee.

          A Participant's investment direction, if received by the Administrative Committee prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Administrative Committee before he or she commences participation, the contributions on behalf of such Participant shall be invested in the fund which presents the least risk of loss as determined by the Trustee. An investment direction received by the Administrative Committee after the date a Participant commences participation shall be effective as of the first business day of the month following receipt by the Administrative Committee or as soon as practicable thereafter. A deemed investment direction pursuant to Section 3.4(a) shall be effective as of the date of the affected individual's change in employment status; provided, however, that a deemed investment direction with respect to an individual described in Section 3.4(a)(iii) shall be effective as soon as practicable after his or her change in employment status.

          Once each month, a Participant may modify an investment direction to have future contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected, but in multiples of one percent (1%). An election modifying a previous investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the first business day of the month following receipt by the Administrative Committee or as soon as practicable thereafter."

    4. Section 11.5 (as redesignated herein) is hereby amended to read as follows:

       "11.5 REINVESTMENT OF ACCOUNT. Once each month, a Participant, Former Participant, surviving spouse or Beneficiary may elect to reinvest all or a portion of the balance of his or her Account in any one or more of the Investment Funds, provided the portion invested in any Investment Fund must be one percent (1%), or any multiple thereof, of such balance. An election to reinvest all or a portion of an Account balance shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the first business day of the month following receipt by the Administrative Committee or as soon as practicable thereafter."

    5.  This Amendment shall be effective July 1, 1997.